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                                                                   EXHIBIT 4.10



                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of October 13, 1999, by and among World Access, Inc., a Delaware corporation (the "Company"), and [X] (the "Buyer").

         THE PARTIES AGREE AS FOLLOWS:

         1.       Purchase and Sale of Shares.

                  (a) Upon the terms and subject to the conditions of this Agreement, the Company shall sell to the Buyer and the Buyer shall purchase from the Company, at the Share Closing (as defined below), such number of shares of common stock, par value $.01 per share, of the Company (the "Shares") as determined below for an aggregate purchase price (the "Purchase Price") of
[                                     ]. The number of Shares to be delivered
by the Company to the Buyer at the Share Closing shall be equal to the Purchase Price divided by the average of the daily closing price of common stock, par value $.01 per share, of the Company as reported on the National Market System of the NASDAQ Stock Market (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source) for the five (5) consecutive full trading days (in which such shares are traded on the National Market System of the NASDAQ Stock Market) ending at the close of trading on the trading day immediately preceding the Share Closing Date (as defined below). Notwithstanding the foregoing, in no event shall the Purchase Price be less than $13.00 or greater than $17.00, and in the event that the Purchase Price is less than $13.00 or greater than $17.00, the Purchase Price shall, for purposes hereof, equal $13.00 or $17.00, as applicable.

                  (b) Subject to the satisfaction or waiver of the conditions set forth herein, the purchase and sale of the Shares (the "Share Closing") shall take place at the offices of Long Aldridge & Norman LLP, One Peachtree Center, 303 Peachtree Street, Atlanta, Georgia 30308, on the date of the closing of the transactions contemplated by that certain Agreement and Plan of Merger, dated August 17, 1999 (the "Merger Agreement"), between the Company, FaciliCom International, Inc. ("FaciliCom"), Armstrong International Telecommunications, Inc., Epic Interests, Inc. and BFV Associates, Inc. (the "FCI Closing") (the date of the Share Closing being referred to herein as the "Share Closing Date"). At the Share Closing, the Buyer shall pay the Purchase Price to an account or accounts designated by the Company, by wire transfer of immediately available federal funds and the Company shall issue to the Buyer a certificate or certificates evidencing the Shares purchased hereunder.

         2. Representations and Warranties of the Company to the Buyer. The Company hereby represents and warrants to the Buyer as follows:
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                  (a)    The Company is a corporation duly organized, validly
existing and in good standing under the laws of the State of Delaware.

                  (b) The Company has the right, power and capacity to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes the Company's legal, valid and binding obligation, enforceable in accordance with its terms.

                  (c) The Shares, when issued, sold and delivered in accordance with the terms of this Agreement, shall be duly and validly issued, fully-paid and non-assessable.

                  (d) The Company has filed all reports required to be filed by it, since December 31, 1998, with the Securities and Exchange Commission (the "SEC") pursuant to Sections 13, 14 and 15 of the Securities Exchange Act of 1934, as amended, or with the NASDAQ Stock Market (collectively, the "Company SEC Reports"). None of the Company SEC Reports, as of their respective dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and such Company SEC Reports conformed, in all material respects, with all of the statutes and published rules and regulations enforced or promulgated by the regulatory authority or exchange with which they were filed.

         3. Representations and Warranties of the Buyer to the Company. The Buyer hereby represents and warrants to the Company as follows:

                  (a) The Buyer has the right, power and capacity to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary action, corporate or otherwise, on the part of the Buyer. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes the Buyer's legal, valid and binding obligation, enforceable in accordance with its terms.

                  (b) The Buyer has not retained any investment banker, broker or adviser in connection with the transactions contemplated by this Agreement.

                  (c) The Buyer has, or will have at the Share Closing, sufficient financing to pay the entire amount of the Purchase Price in accordance with the terms of this Agreement.



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         4.       Securities Laws Representations and Covenants of the Buyer.

                  (a) This Agreement is made with the Buyer in reliance upon the Buyer's representation to the Company, which by the Buyer's execution of this Agreement the Buyer hereby confirms, that the Shares will be acquired for investment for the Buyer's own account, not as a nominee or agent, and not with a view to the direct or indirect sale or distribution of any part thereof, and that the Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same.

                  (b) The Buyer covenants that in no event will it dispose of any of the Shares other than pursuant to an effective registration statement or Rule 144 ("Rule 144") or Rule 144A promulgated by the SEC under the Securities Act of 1933, as amended (the "Securities Act") (or any similar or analogous rule) unless and until (i) the Buyer shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) if requested by the Company, the Buyer shall have furnished the Company with an opinion of counsel reasonably satisfactory in form and substance to the Company and the Company's counsel to the effect that (x) such disposition will not require registration under the Securities Act and (y) appropriate action necessary for compliance with the Securities Act and any applicable state, local or foreign law has been taken.

                  (c) The Buyer represents that: (i) the Buyer is an "Accredited Investor" as that term is defined in Regulation D promulgated by the SEC under the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Buyer's prospective investment in the Shares; (ii) the Buyer has received all the information requested by it from the Company and considered necessary or appropriate for deciding whether to purchase the Shares; (iii) the Buyer has the ability to bear the economic risks of such Buyer's prospective investment; and (iv) the Buyer is able, without materially impairing its financial condition, to hold the Shares for an indefinite period of time and to suffer complete loss on its investment.

         5.       Covenants of the Company.

                  (a) The Company shall file with the SEC, as soon as reasonably practicable following the Share Closing, but in no event later than thirty (30) days following the Share Closing, a registration statement on Form S-3 in connection with the resale, pursuant to open market or privately negotiated transactions, of the Shares (the "Registration Statement"), which Registration Statement shall be in a form that can be declared effective as soon as reasonably practicable after the filing thereof. The Company shall use its reasonable best efforts to have the staff of the SEC declare the Registration Statement effective as soon as reasonably practicable following the filing thereof.

                  (b) The Company shall use its reasonable best efforts to keep the Registration Statement (including, if appropriate, the filing of successor registration statements on Form S-3



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covering the Shares) effective until the earlier of (i) the Buyer's ability to sell the Shares pursuant to Rule 144(k) promulgated by the SEC under the Securities Act or (ii) five (5) years from the date the staff of the SEC first declared the Registration Statement effective (the "Registration Period"), and pursuant thereto the Company will:

                         (i)       prepare and file such amendments and
supplements to such Registration Statement as may be necessary to keep such Registration Statement effective during the Registration Period and comply with the provisions of the Securities Act with respect to the disposition of all Shares covered by such Registration Statement during such period;

                         (ii)      furnish to the Buyer such number of copies
of such Registration Statement, each amendment and supplement thereto, and such other documents as the Buyer may reasonably request in order to facilitate the disposition of the Shares owned by the Buyer;

                         (iii)     use its best efforts to register or qualify
the Shares owned by the Buyer under such other United States securities or blue sky laws of such jurisdictions as the Buyer reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the Buyer to consummate the disposition in such jurisdictions of such Shares; provided, however, that the Company shall not be required to qualify to do business in such jurisdiction if not otherwise so required;

                         (iv)      notify the Buyer of the happening of any
event as a result of which the Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and the Company will prepare a supplement or amendment to the Registration Statement so that, as thereafter delivered to the purchasers of such Shares, the Registration Statement will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                         (v)      cause the listing and the continuation of
listing of all the Shares covered by the Registration Statement on the National Market System of the NASDAQ Stock Market, the New York Stock Exchange, the American Stock Exchange or any successor national exchange or market, and cause the Registrable Securities to be quoted or listed on each additional national securities exchange or quotation system upon which the common stock of the Company is then listed or quoted;

                         (vi)     enter into such customary indemnity
agreements as reasonably requested in order to expedite or facilitate the disposition of such Shares;

                         (vii) make available for inspection by the Buyer, any
underwriter participating in any disposition of Shares pursuant to such Registration Statement and any attorney, accountant or other agent retained by the Buyer or any underwriter, all financial and other records, pertinent corporate documents and properties of the Company (other than documents and



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information deemed by the Company to be confidential or trade secrets), and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by the Buyer or such underwriters, attorneys, accountants or agents in connection with the Registration Statement;

                           (viii)  indemnify, to the extent permitted by law,
the Buyer and the Buyer's officers and directors and each person who controls the Buyer (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (collectively, "Losses" and individually, a "Loss") caused by any untrue or alleged untrue statement of material fact contained in the Registration Statement or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be liable in any case pursuant to this Section 5(b)(viii) to the extent that any Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, or any amendment or supplement thereto, in conformity with and in reliance upon information furnished in writing to the Company by the Buyer; and provided, further, that the indemnity set forth herein shall not inure to the benefit of the Buyer or the Buyer's officers or directors or any person who controls the Buyer if a copy of the Registration Statement, or amendment or supplement thereto, in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected was provided to the Buyer prior to the resale of the Buyer's Shares pursuant to the Registration Statement. The Buyer will indemnify, to the extent permitted by law, the Company and the Company's officers and directors and each person who controls the Company (within the meaning of the Securities Act) against all Losses caused by any untrue or alleged untrue statement of material fact contained in the Registration Statement or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in conformity with and in reliance upon information furnished in writing to the Company by the Buyer; provided, however, that the indemnity set forth herein shall not inure to the benefit of the Company or the Company's officers or directors or any person who controls the Company if a copy of the Registration Statement, or amendment or supplement thereto, in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected was provided to the person asserting a Loss based upon such untrue statement or alleged untrue statement or omission or alleged omission prior to the resale of the Buyer's Shares to such person pursuant to the Registration Statement; and

                           (ix)    allow any transferee of the Shares owned by
the Buyer (other than a transferee in a sale effected pursuant to Rule 144 or registered under the Registration Statement) to enjoy the benefits of this
Section 5(b).

         6. Conditions of the Buyer's Obligations at the Share Closing. The obligations of the Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver of the following conditions:



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                  (a)    The representations and warranties of the Company
contained in Section 2 hereof shall be true, correct and complete in all material respects on the Share Closing Date with the same force and effect as though made on and as of such date.

                  (b)    The FCI Closing shall have occurred.

                  (c) The Company and its subsidiaries, taken as a whole, shall not have suffered, since the date hereof, any change, circumstance or effect or any breach of the provisions of this Agreement that, individually or in the aggregate with all other changes, circumstances and effects or breaches, is or would reasonably be expected to be materially adverse to (i) the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement (each, a "Material Adverse Effect"); provided, however, that a Material Adverse Effect shall not be deemed to have occurred with respect to any change, circumstance or effect relating to (x) the economy or financial markets in general, (y) in general, the industries in which the Company or its subsidiaries operate and not specifically relating to the Company or its subsidiaries or (z) the trading price of the Company as reported by the National Market System of the NASDAQ Stock Market.

                  (d) If applicable, the waiting period (and any extension thereof) relating to the transactions contemplated hereby under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have been terminated or shall have expired.

         7. Conditions of the Company's Obligations at the Share Closing. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver of the following conditions:

                  (a) The representations and warranties of the Buyer contained in Sections 3 and 4 hereof shall be true, correct and complete in all material respects on the Share Closing Date with the same force and effect as though made on and as of such date.

                  (b)    The FCI Closing shall have occurred.

         8. Termination. This Agreement may be terminated at any time prior to the Share Closing Date (i) by mutual written consent of the Company and the Buyer, (ii) by either the Company or the Buyer, upon termination of the Merger Agreement in accordance with its terms, or (iii) by either the Company or the Buyer, if the Share Closing Date shall not have occurred on or before December 31, 1999.



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         9.       Miscellaneous.

                  (a) All notices, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, mailed by certified mail, return receipt requested, sent by overnight courier service or faxed (transmission confirmed), or otherwise actually delivered (i) if to the Company, at Resurgens Plaza, Suite 2210, 945 East Paces Ferry Road, Atlanta, Georgia (facsimile: (404) 233-2280), Attention: W. Tod Chmar, and (ii) if to the Buyer, at [-], or at such other address as the Company or the Buyer may designate in writing to the other party.

                  (b) This Agreement shall be governed and construed in accordance with the laws of the State of Georgia (without giving effect to choice of law principles thereof).

                  (c) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  (d) This Agreement may be amended only by a written instrument signed by the Company and the Buyer. No failure to exercise and no delay in exercising, on the part of any party, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  (e) All rights, covenants and agreements of the parties contained in this Agreement shall, except as otherwise provided herein, be binding upon and inure to the benefit of their respective successors and assigns. This Agreement, and the rights and obligations hereunder, may not be assigned by either party without the prior written consent of the other party.

                  (f) The Company and the Buyer will each bear their respective legal and other fees and expenses in connection with the transactions contemplated in this Agreement if such transactions are not successfully completed.

                  (g) Each party hereto agrees to do all acts and to make, execute and deliver such written instruments as shall from time to time be reasonably required to carry out the terms and provisions of this Agreement.

                  (h) This Agreement constitutes the entire agreement among the parties hereto and supersedes and preempts any prior written or oral agreements between the parties hereto which may have related to the subject matter hereof in any way.



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        WORLD ACCESS, INC.



                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------


                                        [BUYER]



                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------



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